Kontoor Brands, Inc. Executive Severance Plan Effective as of January 1, 2026

TABLE OF CONTENTS

ARTICLE I BACKGROUND, PURPOSE AND TERM OF PLAN **4**

Section 1.01 Purpose of the Plan 4

Section 1.02 Term of the Plan 4

Section 1.03 Status under Code Section 409A 4

ARTICLE II DEFINITIONS **4**

Section 2.01 "Affiliated Corporation" 4

Section 2.02 "Alternative Position" 4

Section 2.03 "Annual Bonus" 4

Section 2.04 "Board" 4

Section 2.05 "Cause" 4

Section 2.06 "Change in Control" 5

Section 2.07 "Change in Control Agreement" 6

Section 2.08 "Code" 6

Section 2.09 "Committee" 6

Section 2.10 "Corporation" 7

Section 2.11 "Compensation Recovery Policy" 7

Section 2.12 "Effective Date" 7

Section 2.13 "Eligible Employee" 7

Section 2.14 "Employee" 7

Section 2.15 "Employer" 7

Section 2.16 "ERISA" 7

Section 2.17 "Good Reason" 7

Section 2.18 "Participant" 8

Section 2.19 "Participation Agreement" 8

Section 2.20 "Plan" 8

Section 2.21 "Plan Administrator" 8

Section 2.22 "Qualifying Termination" 8

Section 2.23 "Release" 8

Section 2.24 "Separation from Service" 8

Section 2.25 "Separation from Service Date" 8

Section 2.26 "Severance Benefits" 8

Section 2.27 "Tier" 8

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4921-6298-6054.2

2 4921-6298-6054.2 ELIGIBILITY FOR BENEFITS ..................................................................................... 9 Eligibility to Receive Benefits ....................................................................... 9 Ineligibility for Benefits ................................................................................. 9 Military Leave ................................................................................................ 9 SEVERANCE BENEFITS.............................................................................................. 10 Severance Benefit Tiers ............................................................................... 10 Base Salary Continuation ............................................................................. 10 COBRA Coverage ........................................................................................ 10 In-Cycle Bonus Payment .............................................................................. 11 Equity Awards .............................................................................................. 11 Limitation on Benefits .................................................................................. 11 PAYMENT TERMS ......................................................................................................... 12 Method of Payment ...................................................................................... 12 Responsibility for Payment .......................................................................... 12 Withholding of Taxes and Other Amounts .................................................. 12 Recoupment of Severance Benefits; Offset. ................................................. 12 Death of Participant ...................................................................................... 13 Payments to Incompetent Persons ................................................................ 13 Lost Payees ................................................................................................... 13 THE PLAN ADMINISTRATOR ................................................................................... 13 Authority ...................................................................................................... 13 Records, Reporting and Disclosure .............................................................. 13 Discretion; Decisions Binding...................................................................... 14 AMENDMENT, TERMINATION AND DURATION............................................... 14 Amendment, Suspension and Termination .................................................. 14 Impact on Benefits ....................................................................................... 14 CLAIMS PROCEDURES ........................................................................................... 14 Initial Claim.................................................................................................. 14 Decision on Initial Claim ............................................................................. 14 Appeal of Denied Claim ............................................................................... 15 Decision on Appeal ...................................................................................... 15 Legal Proceedings ........................................................................................ 15 MISCELLANEOUS ........................................................................................................ 16 Nonalienation of Benefits ............................................................................. 16 Notices .......................................................................................................... 16

3 4921-6298-6054.2 Successors .................................................................................................... 16 Non-Duplication of Benefits ........................................................................ 16 No Mitigation ............................................................................................... 16 No Contract of Employment ........................................................................ 17 Severability of Provisions ............................................................................ 17 Heirs, Assigns, and Personal Representatives .............................................. 17 Headings and Captions ................................................................................. 17 Gender and Number ..................................................................................... 17 Unfunded Plan .............................................................................................. 17 Non-U.S. Participation ................................................................................. 17

4 4921-6298-6054.2 BACKGROUND, PURPOSE AND TERM OF PLAN Purpose of the Plan. The purpose of the Plan is to provide Eligible Employees with certain compensation and benefits in the event the Eligible Employee experiences a Qualifying Termination, outside the context of a Change in Control whereby an Employee would receive severance benefits pursuant to a Change in Control Agreement. The Plan is not intended to be an “employee pension benefit plan” or “pension plan” within the meaning of Section 3(2) of ERISA. Rather, the Plan is intended to be a “welfare benefit plan” within the meaning of Section 3(1) of ERISA and to meet the descriptive requirements of a plan constituting a “severance pay plan” within the meaning of 29 C.F.R. s. 2510.3-2(b). Accordingly, the benefits paid by the Plan are not deferred compensation and no employee shall have a vested right to such benefits. Term of the Plan. The Plan shall be effective as of the Effective Date, provided that it shall only become effective for an Affiliated Corporation as of the date such Affiliated Corporation first has an Employee who is a Participant in the Plan. The Plan shall continue until it is terminated pursuant to Article VII of the Plan. Status under Code Section 409A. It is intended that the benefits payable hereunder shall, to the maximum extent possible, be exempt from Code Section 409A pursuant to the “short-term deferral” exception and the “separation pay” exception thereunder, and that any amounts that do not qualify for such exemptions be compliant with Code Section 409A, including any applicable irrevocable deferral elections. The Plan shall be interpreted, to the maximum extent possible, consistent with such intent. DEFINITIONS “Affiliated Corporation” is (a) any corporation or business located in and organized under the laws of one of the United States which is a member of a controlled group of corporations or businesses (within the meaning of Code section 414(b) or (c)) that includes the Corporation, but only during the periods such affiliation exists, or (b) any other entity in which the Corporation may have a significant ownership interest, and which the Plan Administrator determines shall be an Affiliated Corporation for purposes of the Plan. “Alternative Position” shall mean a position with the Corporation or any Affiliated Corporation that offers the Employee pay and benefits that are comparable in the aggregate to the Employee’s current position (disregarding any previous assignment to the Employee of duties that would constitute grounds for a Good Reason resignation). The Plan Administrator has the exclusive discretionary authority to determine whether a position is an Alternative Position. “Annual Bonus” shall mean the Participant’s annual bonus for the year in which the Separation from Service Date occurs, the amount of which shall be based on actual performance. “Board” shall mean the Board of Directors of the Corporation or any successor thereto. “Cause” shall mean a good faith finding by the Plan Administrator that the Employee has: (a) failed, neglected, or refused to perform the lawful employment duties related to the Employee’s position (other than due to disability); (b) committed any willful, intentional, or grossly

5 4921-6298-6054.2 negligent act, including, but not limited to, any act against another person, that has or may reasonably be expected to have the effect of injuring the interests, business, or reputation of the Corporation or any Affiliated Corporation; (c) violated or failed to comply in any material respect with the Corporation’s or Affiliated Corporation’s rules or policies, as in effect or amended from time to time, to the extent applicable to the Employee; (d) committed an act constituting (i) a felony or (ii) a misdemeanor involving fraud, theft, deceit, or any other form of dishonesty; (e) misappropriated or embezzled any property of the Corporation or Affiliated Corporation (whether or not such misappropriate or embezzlement would constitute a felony or misdemeanor); or (f) breached any material provision of any applicable confidentiality, non-compete, non-solicit, general release, covenant not-to-sue, or other agreement with the Corporation or an Affiliated Corporation. “Change in Control” shall mean the first to occur of: (a) an individual, corporation, partnership, group, association or other entity or “person,” as such term is defined in Section 14(d) of the Securities Exchange Act of 1934 (the “Exchange Act”) (a “Person”), other than (i) the Corporation, (ii) those certain trustees (or any successor trustees thereto) under Deeds of Trust dated August 21, 1951 and under the Will of John E. Barbey, deceased (a “Trust” or the “Trusts”), and (iii) any employee benefit plan of the Corporation or any subsidiary company of the Corporation, or any entity holding voting securities of the Corporation for or pursuant to the terms of any such plan (a “Benefit Plan” or the “Benefit Plans”), or any employee benefit plan(s) sponsored by the Corporation, is or becomes the “beneficial owner” (as defined in Rule 13d-3 under the Exchange Act), directly or indirectly, of 20% or more of the combined voting power of the Corporation’s outstanding securities ordinarily having the right to vote at elections of directors; (b) individuals who constitute the Board on the effective date of this Agreement (the “Incumbent Board”) cease for any reason to constitute at least a majority thereof, provided that any Approved Director, as hereinafter defined, shall be, for purposes of this subsection (B), considered as though such person were a member of the Incumbent Board. An “Approved Director,” for purposes of this subsection (B), shall mean any person becoming a director subsequent to the effective date of this Agreement whose election, or nomination for election by the Corporation’s shareholders, was approved by a vote of at least three quarters of the directors comprising the Incumbent Board (either by a specific vote or by approval of the proxy statement of the Corporation in which such person is named as a nominee of the Corporation for director), but shall not include any such individual whose initial assumption of office occurs as a result of either an actual or threatened election contest (as such terms are used in Rule 14a-11 of Regulation 14A promulgated under the Exchange Act) or other actual or threatened solicitation of proxies or consents by or on behalf of any Person other than the Board; or (c) the approval by the shareholders of the Corporation of a plan or agreement providing for a merger or consolidation of the Corporation other than with a wholly-owned subsidiary and other than a merger or consolidation that would result in the voting securities of the Corporation outstanding immediately prior thereto continuing to represent (either by remaining outstanding or by being converted into voting securities of the surviving entity) more than 65% of the combined voting power of the voting securities of the Corporation or such surviving entity outstanding immediately after such merger or consolidation, or for a sale, exchange or other disposition of all or substantially all of the assets of the Corporation. Change in Control Exceptions

6 4921-6298-6054.2 Notwithstanding the foregoing, a Change in Control of the Corporation shall not be deemed to have occurred for purposes of this Agreement (I) in the event of a sale, exchange, transfer or other disposition of substantially all of the assets of the Corporation to, or a merger, consolidation or other reorganization involving the Corporation and the Executive, alone or with other officers of the Corporation, or any entity in which the Executive (alone or with other officers) has, directly or indirectly, at least a 5% equity or ownership interest or (II) in a transaction otherwise commonly referred to as a “management leveraged buy-out.” Section 2.06(a) above to the contrary notwithstanding, a Change in Control shall not be deemed to have occurred if a Person becomes the beneficial owner, directly or indirectly, of securities of the Corporation representing 20% or more of the combined voting power of the Corporation’s then outstanding securities solely as the result of an acquisition by the Corporation or any subsidiary company of the Corporation of voting securities of the Corporation which, by reducing the number of shares outstanding, increases the proportionate number of shares beneficially owned by such Person to 20% or more of the combined voting power of the Corporation’s then outstanding securities; provided, however, that if a Person becomes the beneficial owner of 20% or more of the combined voting power of the Corporation’s then outstanding securities by reason of share purchases by the Corporation or any subsidiary company of the Corporation and shall, after such share purchases by the Corporation or a subsidiary company of the Corporation, become the beneficial owner, directly or indirectly, of any additional voting securities of the Corporation, then a Change in Control of the Corporation shall be deemed to have occurred with respect to such Person under Section 2.06(a) above. Notwithstanding the foregoing, in no event shall a Change in Control of the Corporation be deemed to occur under Section 2.06(a) above if the Person acquiring such shares is the Trusts or Benefit Plans. Section 2.06(a) and (b) to the contrary notwithstanding, the Board may, by resolution adopted by at least two thirds of the directors comprising the Incumbent Board, declare that a Change in Control described in Sections 2.06(a) or (b) has become ineffective for purposes of this Agreement if all of the following conditions then exist: (I) the declaration is made prior to the death or termination of employment of the Executive and within 120 days following the Change in Control; and (II) no Person, except for (x) the Trusts, and (y) the Benefit Plans, either is the beneficial owner, directly or indirectly, of securities of the Corporation representing 10% or more of the combined voting power of the Corporation’s outstanding securities or has the ability or power to vote securities representing 10% or more of the combined voting power of the Corporation’s then outstanding securities. If such a declaration shall be properly made, no benefits shall be payable hereunder as a result of such prior but now ineffective Change in Control, but benefits shall remain payable and this Agreement shall remain enforceable as a result of any other Change in Control unless it is similarly declared to be ineffective. “Change in Control Agreement” shall mean a Change in Control Agreement or similar agreement that is applicable to an Eligible Employee. As of the Effective Date, the form Change in Control Agreement is Exhibit 10.7 to the Corporation’s Annual Report filed on Form 10-K for the fiscal year ended December 31, 2024 “Code” shall mean the Internal Revenue Code of 1986, as amended. Any reference to a specified provision of the Code shall include any successor provision thereto and the regulations promulgated thereunder. “Committee” shall mean the Talent and Compensation Committee of the Board, or such other committee appointed by the Board to assist the Corporation in making determinations

7 4921-6298-6054.2 required under the Plan in accordance with its terms. The Committee may delegate all or any portion of its authority under the Plan to an individual or another committee. “Corporation” shall mean Kontoor Brands, Inc. and, unless it is otherwise clear from the context, references to the Corporation shall generally include all Affiliated Corporations. “Compensation Recovery Policy” shall mean the Kontoor Brands, Inc. Forfeiture and Recovery Policy for Equity and Incentive Awards, as may be amended from time to time. “Effective Date” shall mean January 1, 2026. “Eligible Employee” shall mean an Employee of the Corporation or an Affiliated Corporation whose position is designated in writing by the Board or the Committee as a position eligible for this Plan and who is notified of such status as an Eligible Employee. The Board or the Committee may, unless such Employee has then provided written notice to the Corporation of the existence of a condition constituting Good Reason, remove any Employee’s designation as an Eligible Employee upon sixty (60) days’ advance written notice to such Employee, after which such Employee shall no longer be eligible for Severance Benefits under this Plan. “Employee” shall mean an individual employed by the Corporation or an Affiliated Corporation as a common law employee. “Employer” shall mean the entity that employs the Participant, which may be the Corporation or an Affiliated Corporation. “ERISA” shall mean the Employee Retirement Income Security Act of 1974, as amended. Any reference to a specified provision of ERISA shall include any successor provision thereto and the regulations promulgated thereunder. “Good Reason” shall mean, with respect to an Eligible Employee, unless the Eligible Employee shall have consented in writing thereto, any of the following: (a) a material reduction in the Eligible Employee’s authority or responsibilities; (b) a material diminution in the budget for which the Eligible Employee is responsible; (c) a material reduction by the Corporation in the Eligible Employee’s base salary; (d) a material change in the geographic location where the Eligible Employee is to provide services; or (e) a material breach of any agreement between the Eligible Employee and the Corporation on the part of the Corporation. Any termination by the Eligible Employee for Good Reason shall be communicated by a written Notice of Termination (as defined herein) to the Corporation. For purposes of this Plan, a “Notice of Termination” shall mean a notice which shall indicate the specific termination provision in this Plan relied upon and shall set forth in reasonable detail the facts and circumstances claimed to provide a basis for termination of the Eligible Employee’s employment under the provision so indicated. The Eligible Employee must provide written Notice of Termination to the Corporation within 90 days of the event constituting Good Reason, the Corporation shall then have 30 days from its receipt of the Notice of Termination to remedy the facts and circumstances claimed to provide the basis for termination of the Eligible Employee’s employment for Good Reason, the Eligible Employee shall not be deemed to have terminated employment for Good Reason unless and until the Corporation fails to remedy such circumstances during the 30 days following its receipt of the Notice of Termination, and the Eligible Employee must resign within 30 days after the end of such remediation period.

8 4921-6298-6054.2 “Participant” shall mean any Eligible Employee who meets the requirements of Article III and executes a Participation Agreement. “Participation Agreement” shall mean an agreement that evidences an Eligible Employee’s desire to participate in the Plan that is substantially similar to the form attached hereto as Exhibit A, and which shall indicate the Tier of Severance Benefits available to such Eligible Employee. “Plan” means this Kontoor Brands, Inc. Executive Severance Plan, as may be amended from time to time. “Plan Administrator” shall mean the individual(s) appointed by the Committee to administer the terms of the Plan as set forth herein and if no individual is appointed by the Committee to serve as the Plan Administrator for the Plan, the Plan Administrator shall be the Corporation’s Executive Vice President, Chief Human Resources Officer (or the equivalent). Notwithstanding the preceding sentence, in the event the Plan Administrator is entitled to Severance Benefits under the Plan, the Chair of the Committee shall act as the Plan Administrator for purposes of administering the terms of the Plan. The Plan Administrator may delegate all or any portion of its authority under the Plan to any other person(s). “Qualifying Termination” shall mean a Separation from Service that is a termination of employment by the Corporation without Cause or a termination of employment by an Employee for Good Reason. “Release” shall mean a separation agreement and general release of claims or similar document, which may contain restrictive covenants, as determined by the Plan Administrator in its sole and absolute discretion. “Separation from Service” shall have the meaning given in Code Section 409A(a)(2)(A)(i). A Separation from Service occurs when the facts and circumstances indicate that the Corporation and the Participant reasonably anticipate that no further services will be performed for the Corporation or any Affiliated Corporation after a certain date or that the level of services the Participant would perform after such date would permanently decrease to no more than 20% of the average level of services performed over the immediately preceding 36-month period. For clarity, a transfer of employment from the Corporation to an Affiliated Corporation, or from one Affiliated Corporation to another, shall not be considered a Separation from Service. “Separation from Service Date” shall mean, with respect to a Participant, the date on which such Participant experiences a Separation from Service. “Severance Benefits” shall mean the benefits that a Participant is eligible to receive pursuant to Article IV. “Tier” shall mean the amount of Severance Benefits available to a Participant under the Plan, as described in Article IV, as determined by the Administrator and evidenced on the Participation Agreement.

9 4921-6298-6054.2 ELIGIBILITY FOR BENEFITS Eligibility to Receive Benefits. Subject to Section 3.02 and Section 9.04, each Eligible Employee who satisfies all of the following conditions shall be eligible to receive the Severance Benefits described in the Plan: (a) The Eligible Employee executes a Participation Agreement prior to a Qualifying Termination; (b) The Eligible Employee incurs a Qualifying Termination after the Effective Date that does not entitle the Eligible Employee to receive benefits under a Change in Control Agreement; (c) If applicable and required by the Employer, the Eligible Employee remains employed and continues to adequately perform his or her job responsibilities through the job-end date specified in a notice of termination (or, if earlier, through the date that the Employer no longer desires the Eligible Employee’s services); and (d) Within forty-five (45) days after the Eligible Employee’s Separation from Service Date, the Eligible Employee executes (and does not revoke) a Release in the form provided by the Plan Administrator and complies with all the terms and conditions of such Release including: (i) compliance with applicable restrictive covenant provisions; (ii) authorization of the deduction of amounts owed to the Corporation from the amount of any Severance Benefits otherwise due hereunder; and (iii) any other condition the Plan Administrator determines in good faith is necessary to effectuate such Separation from Service. Ineligibility for Benefits. An Eligible Employee will not be eligible to receive Severance Benefits under any of the following circumstances: (a) The Eligible Employee does not satisfy one or more of the conditions set forth in Section 3.01; (b) The Eligible Employee receives benefits under a Change in Control Agreement; (c) The Eligible Employee continues in employment with the Corporation or an Affiliated Corporation or has the opportunity to continue in employment in the same or in an Alternative Position with the Corporation or an Affiliated Corporation, including continued employment with a former Affiliated Corporation immediately following a spin-off, split-off sale or other divestiture of such former Affiliated Corporation from the Corporation; (d) The Plan Administrator determines the Eligible Employee violated any provision of the Plan or the Eligible Employee’s Release. Military Leave. An Eligible Employee returning from approved military leave will be eligible for Severance Benefits if: (i) he or she is eligible for reemployment under the provisions of the Uniformed Services Employment and Reemployment Rights Act (USERRA); (ii) his or her pre- military leave job is eliminated; and (iii) the Employer’s circumstances are changed so as to make reemployment in another position impossible or unreasonable, or re-employment would create an undue hardship for the Employer. If the Eligible Employee returning from military leave qualifies for Severance Benefits, his or her severance benefits will be calculated as if he or she had remained continuously

10 4921-6298-6054.2 employed from the date he or she began his or her military leave. The Eligible Employee must also satisfy any other relevant conditions for payment, including execution of a Release. SEVERANCE BENEFITS Severance Benefit Tiers. If a Participant’s employment is terminated in a Qualifying Termination, then, to the extent the Participant meets all of the eligibility requirements under Article III, the Participant shall be eligible to receive Severance Benefits under this Article IV under only one of the following Tiers, as indicated in the Participant’s Participation Agreement: Tier of Severance Benefit Base Salary Continuation Period (Section 4.02) COBRA Coverage Period (Section 4.03) In-Cycle Bonus Payment (Section 4.04) Tier 1 (CEO) 24 months 18 months Pro-rated based on actual performance Tier 2 (EVP) 18 months 12 months Tier 3 (SVP/Other) 12 months 9 months Base Salary Continuation . During the applicable Base Salary Continuation Period indicated in Section 4.01, the Participant shall continue to receive his or her Base Salary (net of deductions and tax withholdings, as applicable) in accordance with the Employer’s normal payroll practices, provided, however, that no payments will be made until after the Release has become effective and the revocation period has expired, and any payments that would otherwise have been made before such date shall be paid, without any interest or other adjustment for the delayed payment, on the first regular pay date (or if such payment is not practicable, the next following pay date) following the date the Release becomes effective and the revocation period has expired; and provided, further, that, to the extent the period during which the Release may become effective and not be revoked spans two calendar years, no payments shall be made until the second calendar year. In the event of the Participant’s death prior to the completion of all payments being made under this Section 4.02, the remaining payments shall be paid to the Participant’s estate in a single lump sum payment within sixty (60) days following the date of confirmation of validity of the Employer’s receipt of notice of the Participant’s death. Notwithstanding the foregoing provisions, in the event that the Eligible Employee is a “specified employee” within the meaning of Section 409A of the Code (as determined in accordance with the methodology established by the Corporation as in effect on the Separation from Service Date), amounts that constitute “nonqualified deferred compensation” within the meaning of Section 409A of the Code that would otherwise be payable and benefits that would otherwise be provided under this Section 4.02 during the six-month period immediately following the Separation from Service Date shall instead be paid, with interest on any delayed payment at the applicable federal rate provided for in Section 7872(f)(2)(A) of the Code determined as of the Separation from Service Date, or provided on the first business day after the date that is six months following the Eligible Employee’s Separation from Service Date. COBRA Coverage. During the applicable COBRA Coverage Period indicated in Section 4.01, if the Eligible Employee is eligible for and timely elects continuation coverage under the Consolidated Omnibus Budget Reconciliation Act of 1985, as amended, and the regulations and rulings promulgated thereunder (“COBRA”), following the Separation from Service Date, the Eligible Employee shall continue to be eligible to participate in the health benefits plan coverage in effect at the Separation from Service Date (or generally comparable coverage) for the Eligible Employee and, where applicable, the Eligible Employee’s eligible dependents, as the same may be changed from time to time for employees of the Corporation generally, as if the Eligible Employee had continued in employment for the applicable continuation period under COBRA following the Separation from Service Date (the “Benefits

11 4921-6298-6054.2 Continuation Period”); provided that (a) the Eligible Employee shall be responsible for the payment of the employee portion of any premiums or contributions that are required during the Benefits Continuation Period and such premiums and contributions shall be made within the time period and in the amounts that other employees are required to pay to the Corporation for similar coverage, (b) the Eligible Employe’s failure to pay the applicable premiums or contributions shall result in the cessation of the applicable coverage for the Eligible Employee and the Eligible Employee’s eligible dependents, (c) notwithstanding any other provision of this Plan to the contrary, in the event the Eligible Employee commences employment with another entity at any time during the Benefits Continuation Period and becomes eligible for group health plan benefits in connection with such employment, the Eligible Employee shall immediately provide the Corporation with written notice of such employment and the benefits provided under this Section 4.03 shall immediately cease, and (d) the COBRA continuation coverage period under Section 4980B of the Code shall run concurrently with the continuation period described in this Section 4.03. In-Cycle Bonus Payment. The Participant shall receive a lump sum cash payment, minus applicable tax withholdings, equal to a prorated portion of the amount (if any) of the Participant’s Annual Bonus for the fiscal year in which Participant’s Separation from Service Date occurs, calculated by multiplying the Participant’s Annual Bonus, determined on the basis of actual performance achieved, by a fraction, the numerator of which equals the number of full months between the first day of the fiscal year and the Participant’s Separation from Service Date and the denominator of which equals the total number of months in the fiscal year. Payment shall be made as soon as practicable following the later of: (i) the date the Release becomes effective and the revocation period expires; (ii) or the date the Annual Bonus payment amount is finalized (i.e. the date of Committee approval or other final determination of performance). This payment is in lieu of, and not in addition to, any other bonus otherwise payable for the fiscal year, and by accepting payment under this Plan, the Participant agrees to waive the right to receive any other bonus payment with respect to the fiscal year in which the Separation from Service Date occurs. Equity Awards. Nothing in this Plan shall modify the treatment of any equity- based awards held by a Participant, which shall remain subject to the applicable award agreement(s) and plan(s). Limitation on Benefits. Notwithstanding any other provision of this Plan to the contrary, if any payments or benefits paid by the Corporation pursuant to this Plan (“Plan Payments”), would cause some or all of the Plan Payments or any other payments made to or benefits received by the Participant in connection with a change in ownership or effective control, or a change in the ownership of a substantial portion of assets, in each case as defined in 26 C.F.R. s. 1.280G-1 (such payments or benefits, together with the Plan Payments, the “Total Payments”) to be subject to the tax (“Excise Tax”) imposed by Code Section 4999 but for this Section 4.06, then, except to the extent the Participant has in place an agreement or other arrangement that would provide a more favorable result to the Participant, the Total Payments shall be delivered either (a) in full or (b) in an amount such that the value of the aggregate Total Payments that the Participant is entitled to receive shall be One Dollar ($1.00) less than the maximum amount that the Participant may receive without being subject to the Excise Tax, whichever of (a) or (b) results in the receipt by the Participant of the greatest benefit on an after-tax basis (taking into account applicable federal, state and local income taxes and the Excise Tax). To the extent a reduction in the Total Payments is required pursuant to clause (b) in the preceding sentence, payments or benefits included in the Total Payments shall be reduced or eliminated by applying the following principles, in order: (1) the payment or benefit with the higher ratio of the parachute payment value to present economic value (determined using reasonable actuarial assumptions) shall be reduced or eliminated before a payment or benefit with a lower ratio; (2) the payment or benefit with the later possible payment date shall be reduced or eliminated before a payment or benefit with an earlier payment date; and (3) cash payments shall be reduced prior to non-cash benefits; provided that if the foregoing order of reduction or elimination would

12 4921-6298-6054.2 violate Code Section 409A, then the reduction shall be made pro rata among the payments or benefits included in the Total Payments (on the basis of the relative present value of the parachute payments). PAYMENT TERMS Method of Payment. All payments shall be made in the form of either: a check mailed to the Participant’s home address, or direct deposit to the Participant’s bank account or such other reasonable method, as determined by the Plan Administrator. The Participant shall be responsible for notifying the Corporation of any changes to his or her address or financial institution and account number, as applicable. Responsibility for Payment. Each Employer shall be solely responsible for making payments under the Plan to the Participants that it employs. The Corporation shall not be responsible for making or guaranteeing payments to any Participant that is employed by one of its subsidiaries. Withholding of Taxes and Other Amounts. The Employer shall deduct and withhold from any Severance Benefits any required Federal, state, and local income and employment tax withholding. In addition, the Employer reserves the right to make deductions for any monies owed to the Employer or the Corporation by the Participant or the value of any Employer or Corporation property that the Participant has retained in his or her possession after his or her Separation from Service. Recoupment of Severance Benefits; Offset. Notwithstanding any other provision of the Plan to the contrary, if the Plan Administrator determines at any time, including after the Participant’s Separation from Service Date, that a Participant: (a) engaged in conduct that constituted Cause at any time prior to the Participant’s Separation from Service Date; (b) breached any term of the Release; (c) breached any term of an applicable restrictive covenant; or (d) violated any material provision of the Plan, then all Severance Benefits payable to the Participant shall immediately cease or be forfeited, and the Participant shall be required to return any Severance Benefits paid to the Participant prior to such determination, to the extent permitted by applicable law. If the Plan Administrator notifies a Participant that repayment of all or any portion of the Severance Benefits received under the Plan is required, such amounts shall be repaid within thirty (30) calendar days after the date the written notice is sent. In the event the Corporation takes legal action against the Participant to recover Severance Benefits the Participant is required to return, the Corporation shall also be entitled to recover its reasonable attorneys’ fees and costs for such legal action to the extent it prevails in the action. Any remedy under this Section 5.04 shall be in addition to, and not in place of, any other remedy, including injunctive relief or recoupment under the Compensation Recovery Policy, that the Corporation or any Affiliated Corporation may have. In addition, if the Plan Administrator determines a Participant is required to repay

13 4921-6298-6054.2 compensation to the Corporation pursuant to the Compensation Recovery Policy, then Severance Benefit payments can be used to offset such repayment, to the extent permitted by law. Death of Participant. In the event of the Participant’s death prior to the completion of a Severance Benefit payment, the payment shall be paid to the beneficiary or beneficiaries designated by the Participant in accordance with procedures established by the Plan Administrator or if none, to the Participant’s estate in a lump sum within thirty (30) days following the date of the Participant’s death. Payments to Incompetent Persons. Any benefit payable to or for the benefit of an incompetent person, a minor, or other person incapable of receipt therefor shall be deemed paid when paid to such person’s guardian or to the party providing or reasonably appearing to provide for the care of such person, and such payment shall fully discharge the Employer, the Plan Administrator and all other parties with respect thereto. Lost Payees. A benefit shall be deemed forfeited if the Plan Administrator is unable to locate a Participant to whom a Severance Benefit is due. Such Severance Benefit shall be reinstated if application is made by the Participant for the forfeited Severance Benefit while the Plan is in operation. THE PLAN ADMINISTRATOR Authority. The Plan Administrator shall administer the Plan on the basis of information supplied to it by the Corporation, the Employers and the Committee. The Plan Administrator, subject to the direction of the Committee, shall have the full power, authority and discretion to: (a) construe, interpret and administer the Plan; (b) make factual determinations and correct deficiencies herein (and in any other document used to implement the Plan) (c) supply omissions herein (and in any other document used to implement the Plan); and (d) adopt such rules and regulations and may make such decisions as it deems necessary or desirable for the proper administration of the Plan. Records, Reporting and Disclosure. The Plan Administrator shall keep a copy of all records relating to the payment of Severance Benefits to Participants and former Participants and all other records necessary for the proper operation of the Plan. All Plan records shall be made available to the Committee, the Corporation and to each Participant for examination during business hours, except that a Participant shall examine only such records as pertain exclusively to the examining Participant or to which the Participant has rights to review under ERISA. The Plan Administrator shall prepare and shall file as required by law or regulation all reports, forms, documents and other items required by ERISA, the Code, and every other relevant statute, each as amended, and all regulations thereunder (except that the Employer, as payor of the Severance Benefits, shall prepare and distribute to the proper recipients all

14 4921-6298-6054.2 forms relating to withholding of income or wage taxes, Social Security taxes, and other amounts that may be similarly reportable). Discretion; Decisions Binding. Any decisions, actions or interpretations to be made under the Plan by the Board, the Committee, the Plan Administrator, or their delegees shall be made in each of their respective sole discretion, not in any fiduciary capacity (unless otherwise required by law) and need not be uniformly applied to similarly situated individuals and such decisions, actions or interpretations shall be final, binding and conclusive upon Participants, their beneficiaries and any other persons having or claiming an interest under the Plan on the Participant’s behalf. As a condition of participating in the Plan, the Participant acknowledges that all decisions and determinations of the Board, the Committee and the Plan Administrator shall be final and binding on the Participant, his or her beneficiaries and any other person having or claiming an interest under the Plan on his or her behalf. AMENDMENT, TERMINATION AND DURATION Amendment, Suspension and Termination. The Corporation shall have the right, at any time and from time to time, to amend, suspend or terminate the Plan in whole or in part, for any reason or without reason, and without either the consent of or the prior notification to any Participant. Impact on Benefits. Notwithstanding Section 7.01, no such amendment, suspension or termination may cause the cessation or the reduction of Severance Benefits already approved for a Participant who has executed and not revoked a Release and met all the other requirements to receive Severance Benefits under the Plan as of the date of such amendment, suspension, or termination. In addition, no such amendment, suspension or termination shall give the Corporation the right to recover any amount paid to a Participant prior to the date of such amendment. CLAIMS PROCEDURES Initial Claim. A Participant or his or her beneficiary (or a person who in good faith believes he or she is a Participant or beneficiary, i.e., a “claimant”) who believes he or she has been wrongly denied Severance Benefits under the Plan may file a written claim for benefits with the Plan Administrator. Although no particular form of written claim is required, no such claim shall be considered unless it provides a reasonably coherent explanation of the claimant’s position. Decision on Initial Claim. The Plan Administrator shall approve or deny the claim in writing within sixty (60) days of receipt, provided that such sixty (60) day period may be extended an additional sixty (60) days if the Plan Administrator determines such extension is necessary and the Plan Administrator provides notice of extension to the claimant prior to the end of the initial sixty (60) day period. The notice advising of the denial shall specify the following: (a) the reason or reasons for denial; (b) the specific Plan provisions on which the determination was based; (c) any additional material or information necessary for the claimant to perfect the claim and an explanation of why such material or information is needed; and

15 4921-6298-6054.2 (d) the Plan’s review procedures and the time limits applicable to such procedures, including a statement of the claimant’s right to bring a civil action under section 502(a) of ERISA following an adverse benefit determination on review. Appeal of Denied Claim. If a claimant wishes to submit a request for a review of the denied claim, then the claimant shall make such appeal by filing a notice of appeal of the denial with the Committee within sixty (60) calendar days of the receipt of the denied claim. Such notice shall be made in writing and shall set forth all facts upon which the appeal is based. Appeals not timely filed shall be barred. Decision on Appeal. The Committee shall consider the merits of the claimant’s written presentations, the merits of any facts or evidence in support of the denial or approval of benefits, and such other facts and circumstances as the Committee shall deem relevant. The Committee shall render a determination upon the appealed claim which determination shall be accompanied by a written statement as to the reasons therefor. The determination shall be made and provided to the claimant within sixty (60) days of the claimant’s request for review, unless the Committee determines that special circumstances require an extension of time for processing the claim. In such case, the Committee shall notify the claimant of the need for an extension of time to render its decision prior to the end of the initial sixty (60) day period, and the Committee shall have an additional sixty (60) day period to make its determination. The determination so rendered shall be binding upon all parties. If the determination is adverse to the claimant, the notice shall provide: (a) the reason or reasons for denial; (b) the specific Plan provisions on which the determination was based; (c) a statement that the claimant is entitled to receive, upon request and free of charge, reasonable access to, and copies of, all documents, records and other information relevant to the claimant’s claim for benefits; and (d) a statement that the claimant has the right to bring an action under section 502(a) of ERISA. Legal Proceedings. The Plan shall be construed and enforced according to the laws of the State of North Carolina to the extent not superseded by Federal law. The exclusive venue for any legal action or proceeding with respect to this Plan or any Severance Benefit, or for recognition and enforcement of any judgment in respect of this Plan or any Severance Benefit, shall be a court sitting in North Carolina. Any legal action or proceeding may only be heard in a “bench trial,” and any part to such action or proceeding shall agree to waive its right to a jury trial. In consideration for the eligibility to receive Severance Benefits hereunder, each Eligible Employee, unless he or she affirmatively declines such eligibility under the Plan in writing to the Plan Administrator within thirty (30) days after first receiving notification of such eligibility, hereby: (a) consents to the non-exclusive jurisdiction of any such court in any such suit, action or proceeding; (b) waives his or her right to a jury trial in any such suit, action or proceeding; (c) waives any objection which he or she may have to the laying of venue of any such suit, action or proceeding in any such court;

16 4921-6298-6054.2 (d) consents to the service of any process, pleadings, notices or other papers in a manner permitted by the notice provisions Section 9.02; and (e) agrees that a legal proceeding may only be brought after the administrative claim and appeals procedures in this Article VIII have been exhausted, and then only within 365 days after notice of an adverse determination under Section 8.04. MISCELLANEOUS Nonalienation of Benefits. None of the payments, benefits or rights of any Participant shall be subject to any claim of any creditor of any Participant, and, in particular, to the fullest extent permitted by law, all such payments, benefits and rights shall be free from attachment, garnishment (if permitted under applicable law), trustee’s process, or any other legal or equitable process available to any creditor of such Participant. No Participant shall have the right to alienate, anticipate, commute, plead, encumber or assign any of the benefits or payments that he may expect to receive, contingently or otherwise, under the Plan. Notices. All notices and other communications required hereunder shall be in writing and shall be delivered personally or mailed by registered or certified mail, return receipt requested, or by nationally recognized overnight express courier service. In the case of the Participant, mailed notices shall be addressed to him or her at the home address which he or she most recently communicated to the Corporation in writing. In the case of the Corporation, mailed notices shall be addressed to the Plan Administrator. Successors. Any successor to the Corporation shall assume the obligations under the Plan. Non-Duplication of Benefits. Notwithstanding anything to the contrary in this Plan, a Participant who receives Severance Benefits under the Plan shall not be eligible for any other severance benefit provided under another Corporation agreement, plan, or similar policy or practice, including but not limited to the benefits provided under a Change in Control Agreement or the Corporation’s broad based severance plan. Further, if a Participant becomes eligible to receive Severance Benefits under the Plan and the Corporation or any Affiliated Corporation is also obligated by statute, regulation or other applicable law to pay to the Participant severance pay, a termination indemnity, notice pay or similar statutorily required amounts (“Statutory Severance”), or to provide advance notice of separation to the Participant (a “Statutory Notice Period”), then the amount of Severance Benefits payable to the Participant shall be reduced by the amount of any Statutory Severance or the amount of compensation received during the Statutory Notice Period except to the extent such reduction would not comply with Code Section 409A or other applicable law. No Mitigation. Except as otherwise provided herein, Participants shall not be required to mitigate the amount of any Severance Benefit provided for in the Plan by seeking other employment or otherwise, nor shall the amount of any Severance Benefit provided for herein be reduced by any compensation earned by other employment or otherwise, except if the Participant is re-employed by

17 4921-6298-6054.2 Corporation or any Affiliated Corporation, in which case any otherwise payable Severance Benefits shall cease and be forfeited. No Contract of Employment. Nothing in the Plan shall be construed as giving any Employee the right to be retained in the service of the Corporation, and all Employees shall remain subject to discharge to the same extent as if the Plan had never been adopted. Severability of Provisions. If any provision of the Plan shall be held invalid or unenforceable by a court of competent jurisdiction, such invalidity or unenforceability shall not affect any other provisions hereof, and such provision shall be amended to the minimum extent needed to be valid and enforceable, or if such amendment is not permitted by applicable law, then the Plan shall be construed and enforced as if such provisions had not been included. Heirs, Assigns, and Personal Representatives. The Plan shall be binding upon the heirs, executors, administrators, successors and assigns of the parties, including each Participant, present and future. Headings and Captions. The headings and captions herein are provided for reference and convenience only, shall not be considered part of the Plan, and shall not be employed in the construction of the Plan. Gender and Number. Where the context admits words in any gender shall include any other gender, and, except where otherwise clearly indicated by context, the singular shall include the plural, and vice-versa. Unfunded Plan. No Participant shall have any interest in any fund or in any specific asset or assets of the Employer by reason of participation in the Plan. It is intended that the Employer has merely a contractual obligation to make payments when due hereunder and it is not intended that the Employer hold any funds in reserve or trust to secure payments hereunder. Non-U.S. Participation. To the extent an Eligible Employee is located outside of the U.S., the Plan Administrator may, in its sole and absolute discretion, make such changes to the terms and conditions of the Plan as it deems necessary and appropriate to comply with or reflect local law requirements that apply to such Eligible Employee.

Exhibit A Participation Agreement Employee Name: [Employee] Tier of Benefits: Tier [1/2/3] I agree and consent to all terms of the Kontoor Brands, Inc. Executive Severance Plan (the “Plan”). In addition, as a condition to receiving benefits under the Plan, I agree to the following covenants and other obligations. This Confidential Information and Non-Solicitation of Employees and Severance Participation Agreement (“Agreement”) is entered into by and between the undersigned employee (“Employee”) and Kontoor Brands, Inc. and any of its subsidiaries, parents, successors and assigns, divisions, and any affiliated entities under common control, whether now existing or hereafter formed or acquired (“Kontoor” or the “Company”). The parties enter into this Agreement to protect Kontoor’s rights in certain confidential information to protect Kontoor from unfair competition and to provide certain severance benefits to Employee, as defined in the Plan. 1. Consideration: Employee acknowledges and agrees that Employee’s participation in the Plan is adequate consideration for this Agreement, and that Employee’s access to Confidential Information, and eligibility severance benefits under the Plan are conditioned on Employee executing this Agreement. 2. Reasonableness of Restrictions: Employee acknowledges and agrees that the restrictions contained in Paragraphs 3, 4, 5, 6, and 7 (and their subparagraphs) of this Agreement (hereafter, “Restrictive Covenants”) are reasonable and necessary to protect Kontoor’s protectable business interests. Employee acknowledges and agrees the Restrictive Covenants do not restrict Employee’s mobility, hiring, and/or employment opportunities, such that Employee could continue to actively pursue Employee’s career and earn sufficient compensation in the same or similar type of work without breaching any of the Restrictive Covenants. Further, Employee understands that nothing in this Agreement (including the Restrictive Covenants) is intended to conflict with any requirements under the National Labor Relations Act (NLRA), or, if Employee is covered by the NLRA, to prohibit Employee from engaging in actual protected concerted activity under the NLRA, such as discussing the terms or conditions of Employee’s employment or compensation. 3. Non-Disclosure of Confidential Information: The parties acknowledge and agree that Employee’s work requires access to Confidential Information, and that Confidential Information is valuable proprietary information and constitutes a legitimate protectable interest of Kontoor. Maintaining the confidentiality of Confidential Information is crucial to Kontoor’s present and future success. The Company takes steps to maintain the confidentiality of Confidential Information, including regularly using passwords, locks, other security measures, and requiring employees to execute agreements similar to this Agreement. The parties acknowledge and agree that Kontoor is not willing to provide Employee access (or continued access) to Confidential Information unless Employee executes this Agreement. Therefore, the parties agree as follows: (a) “Confidential Information” means Company information not generally known to, and not readily ascertainable through proper means by, the Company’s competitors, including, by way of example, trade secrets, design documents, copyright material, inventions (whether patentable or not), processes, marketing data, business strategies, product information (including, without limitation, any product designs, specifications, capabilities, drawings, diagrams, blueprints, models and similar items), customer and prospective customer lists, supplier, distributor, and vendor lists, manufacturing procedures, methods, equipment, compositions, technology, formulas, know-how, research and development programs, strategic marketing plans, company- developed sales methods, customer usages and requirements, computer programs, business plans, non-public company policies, any information received from a third party under confidentiality obligations, pricing and nonpublic financial information and records, software and similar information, in any form (whether oral, electronic, written, graphic or other printed form or obtained from access to or observation of Kontoor’s facilities or operations). Confidential Information includes negative know-how, which is information about what the Company has tried that did not work, if that information is not generally known or easily ascertainable by Kontoor’s competitors and would give them an advantage in knowing what not to do. Notwithstanding the foregoing, Confidential Information shall not include information that Employee can prove: (i) is in the public domain, being publicly and openly known through lawful and proper means; (ii) was independently developed or acquired by Employee without reliance in any way on other Confidential Information of Kontoor or any customer, client or partner; or, (iii) was approved by the Company for use and disclosure by Employee without restriction. (b) Employee agrees that, during Employee’s employment with Kontoor and for a period of two (2) years following the end of Employee’s employment for any reason (“Termination Date”), Employee will not disclose to any third party or use, directly or indirectly, any non-trade secret Confidential Information, except as required to perform Employee’s duties on behalf of the Company, or as required by law, or with Kontoor’s express written consent. Employee agrees that, in the event any person or entity seeks to legally compel Employee to disclose any such Confidential Information (other than in a government investigation or government proceeding), Employee shall provide Kontoor with prompt written notice within three (3) calendar days so that Kontoor may, in its sole discretion, seek a protective order or other appropriate remedy and/or waive compliance with certain provisions of this Agreement. In any event, Employee agrees to furnish only that portion of the non-trade secret Confidential Information which is legally required to be disclosed and to exercise Employee’s best efforts to obtain commercially reasonable assurances that confidential treatment shall be accorded to such Confidential Information. Because the Company has significant sales throughout the United States, and because Confidential Information is very portable and transferable without geographic constraints, the restriction in this subparagraph applies throughout the United States. (c) The parties also acknowledge that certain of Kontoor’s Confidential Information is a “trade secret” as that term is defined in the federal Defend Trade Secrets Act of 2016 (“DTSA”) (18 U.S.C. §§ 1839(3) & 1890(b)(1)) and/or other applicable law. Employee agrees that Employee shall never disclose, use, or misappropriate any information that is a trade secret of the Company (for as long as such information remains a trade secret), whether during Employee’s employment or at any time following the Termination Date, unless in accordance with an express exception set forth in applicable federal, state, or local law(s). The parties agree that nothing in this Agreement shall be construed to limit or negate the common law of torts or trade secrets where it provides Kontoor with broader protection than that provided herein. Any employee, contractor, or consultant who is found to have wrongfully misappropriated trade secrets may be liable for, among other things, exemplary damages and attorneys’ fees. (d) Nothing in this Agreement is intended to discourage Employee from reporting any theft of trade secrets to the appropriate government official pursuant to the DTSA or other applicable state or federal law. Pursuant to the DTSA (18 U.S.C. §§ 1833(b)(1) & (2)), Employee shall not be held criminally or civilly liable under any federal or state trade secret law for the disclosure of a trade secret that: (A) is made (i) in confidence to a federal, state, or local government official, either directly or indirectly, or to an attorney; and (ii) solely for the purpose of reporting or investigating a suspected violation of law; or (B) is made in a complaint or other document filed in a lawsuit or other proceeding, if such filing is made under seal. Similarly, if Employee files a lawsuit for retaliation for reporting a suspected violation of law, Employee may disclose the trade secret to Employee’s attorney and use the trade secret information in the court proceeding, if Employee: (A) files any document containing the trade secret under seal; and (B) does not disclose the trade secret, except pursuant to court order. (e) Employee acknowledges and agrees that Kontoor has (and may have in the future) duties to third parties (including Kontoor’s customers, vendors, licensees and distributors) to maintain those parties’ information in confidence and secrecy. Employee agrees to be bound by (and to adhere to) Kontoor’s duties of confidentiality to third parties and will treat such information with the same care as required as to Confidential Information under this Agreement. Employee also agrees not to disclose to Kontoor or induce Kontoor to use any trade secrets, proprietary or confidential information belonging to persons not affiliated with Kontoor, including any of Employee’s former employers. (f) Employee further agrees that Employee will carefully preserve, in accordance with Kontoor’s policies and procedures, all documents, records, correspondence, prototypes, models and other written or tangible data relating to Confidential Information in every form coming into Employee’s possession (the “Records”) during Employee’s employment. Employee will return all such Records, along with any copies of them, to Kontoor at the Termination Date or when requested to do so by Kontoor. (g) Nothing contained in this Agreement prohibits Employee from reporting a possible violation of federal, state, or local law or regulation to any federal or state governmental agency or commission, including but not limited to the Securities and Exchange Commission, Congress, the National Labor Relations Board, the Equal Employment Opportunity Commission, or the Inspector General, or making other disclosures that are protected under any whistleblower provision of federal, state, or local law or regulation. And, to the extent Employee is covered by the NLRA, nothing in this subparagraph is intended (nor does it) prevent Employee from engaging in actual protected concerted activity under the NLRA, such as discussing applicable terms and conditions of employment, such as compensation and benefits and the like. This provision supersedes all other agreements or items related to whistleblower protections. (h) Employee agrees that any breach by Employee of any aspect of this Paragraph will entitle Kontoor to any and all relief provided for under Paragraph 9 of this Agreement. 4. Non-Compete During Employment: The parties acknowledge and agree that, due to Employee’s access to Confidential Information and development of good will for Kontoor during Employee’s employment, Employee would inevitably disclose Confidential Information and unfairly harm Kontoor’s goodwill should Employee work for a competitor during Employee’s employment with Kontoor. Therefore, Employee agrees that during Employee’s employment with Kontoor, Employee shall not, directly or indirectly, either individually or as an employee, agent, partner, shareholder, consultant or in any other capacity, participate in, engage in or have a financial or other interest in any business which is a “Direct Competitor.” “Direct Competitor” means a person, business, or company providing, in the United States, “Competitive Products or Services,” which are products or services of the type that Kontoor provided or offered to its customers, clients or partners at any time during the one (1) year preceding the Termination Date (or at any time during Employee’s employment if Employee was employed for less than one (1) year), or those products or services that Kontoor was actively engaged in research and development to offer to a customer, client, or partner at the Termination Date. For example,

Competitive Products or Services are those that serve the same function as, or that could be used to replace, Kontoor’s products or services. This Paragraph shall not apply to the ownership of less than 10% of the outstanding stock of a corporation whose shares are traded in a recognized stock exchange or traded in the over-the- counter market, even though that corporation may be a Direct Competitor of Kontoor. 5. Kontoor Property: The parties acknowledge and agree that Employee’s work requires access to Kontoor’s property, which includes Records. The parties acknowledge and agree that protection of Kontoor’s property constitutes a legitimate protectable interest of Kontoor. Therefore, the parties agree as follows: (a) Any and all Kontoor property shall, at all times, remain the property of Kontoor. Any Kontoor property over which Employee has any control, is in Employee’s possession or which was in Employee’s possession or was otherwise entrusted to Employee for use in Employee’s employment, must remain on Kontoor premises as of the Termination Date, or, if such property is not on Company premises as of the Termination Date, must be returned to Kontoor as soon as possible following the Termination Date. Employee agrees to provide all codes, passwords, usernames, or other identification or information necessary to access any of Kontoor’s computer files, e-mail accounts, or voicemail systems and agrees to cooperate with Kontoor in an effort to transfer any files, data, systems, or other information to Kontoor or its designated agent or employee. Employee agrees that, as of the Termination Date, Employee will not access or attempt to access any computer, e-mail, voicemail, or other system of the Company. Employee understands that this obligation to return Kontoor’s property (including Records) applies to electronically or digitally maintained information, such that Employee may not possess any Kontoor property (including Records) in any electronic/digital form beyond the Termination Date. Thus, following the return of Kontoor property to the Company, Employee shall delete all remaining copies or images of such items from every mode of storage media, including cloud storage, with respect to which Employee has access or control. (b) Employee agrees that any breach by Employee of any aspect of this Paragraph will entitle Kontoor to any and all relief provided for under Paragraph 9. 6. Non-Solicitation of Employees: The parties understand and agree that Kontoor’s relationships with its employees are one of Kontoor’s most valuable assets and legitimate protectable interests, established and maintained at great expense and investment. These relationships are crucial to Kontoor’s present and future success. The parties acknowledge and agree that assurance of reasonable protection against any unfair interference by Employee with Kontoor’s relationships with its employees in a manner inconsistent with Kontoor’s best interests is warranted. Therefore, the parties agree as follows: (a) Employee agrees that during Employee’s employment and for a period of one (1) year after the Termination Date, Employee will not interfere with the relationship between Kontoor and any “Restricted Employee,” by attempting to solicit, entice, or otherwise induce a Restricted Employee to terminate employment with Kontoor to accept employment with a Direct Competitor. The term Restricted Employee means a Company employee with whom Employee has/had a supervisory, reporting, or other close relationship that Employee could exploit to persuade the Restricted Employee to leave their employment with Kontoor and whom has special knowledge or information (including access to Confidential Information) that could harm Kontoor if the Restricted Employee worked for a Direct Competitor. Further, to be considered a Restricted Employee, Employee must have had the supervisory, reporting, or other close relationship with the Restricted Employee during the two (2) years preceding the Termination Date or preceding Employee’s attempt to solicit, entice, or induce the Restricted Employee, whichever is earlier. The term “solicit, entice or induce” shall mean any of the following or substantially similar conduct: (i) communicating with a Restricted Employee relating to possible employment with a Direct Competitor; (ii) offering bonuses or additional compensation to encourage a Restricted Employee to terminate employment to accept employment with a Direct Competitor; (iii) referring Restricted Employees to personnel or agents employed or engaged by Direct Competitors of Kontoor; or (iv) referring personnel or agents employed or engaged by Direct Competitors to Restricted Employees. Employee acknowledges and agrees that this restriction does not prevent any competitor of Kontoor from hiring any Kontoor employees without Employee’s involvement. Nothing in this Agreement is meant to prohibit (x) a Kontoor employee who is not party to this Agreement from becoming employed by another organization or person; (y) Employee from soliciting, hiring or assisting in the solicitation or hiring by a Direct Competitor of any former Kontoor employee, provided that Employee did not cause or induce such former employee to leave employment with Kontoor; or (z) the placement of general advertisements for employees or the consideration or hiring of individuals who respond to such general advertisements, so long as such general advertisements are not specifically directed to Restricted Employees. (b) Employee agrees that any breach by Employee of any aspect of this Paragraph will entitle Kontoor to any and all relief provided for under Paragraph 9. 7. Inventions: (a) Inventions. All discoveries, developments, designs, improvements, inventions, formula, processes, techniques, programs, strategies, know-how, data or other information of possible technical or commercial importance, whether or not patentable or registrable under copyright or similar statutes, made, conceived, reduced to practice or learned by Employee, either alone or jointly with others, during Employee’s employment by Kontoor (including Employee’s period of employment prior to the date of this Agreement, if any, and for a period of six (6) months thereafter) that are related to the business of Kontoor, whether or not discovered, made, conceived, reduced to practice or learned during ordinary business hours or otherwise and whether on the Company’s premises or elsewhere (collectively, “Inventions”) are, except as otherwise provided herein, the sole property of Kontoor. Employee will promptly disclose to Kontoor, and Kontoor hereby agrees to receive all such disclosures in confidence, all other discoveries, developments, designs, improvements, inventions, formula, processes, techniques, programs, strategies, know-how, data or other information of possible technical or commercial importance, whether or not patentable or registrable under copyright or similar statutes, made, conceived, reduced to practice or learned by Employee, either alone or jointly with others, arising during Employee's employment with Kontoor that are functionally related to the Company’s business for the purpose of determining whether they constitute Inventions. (b) Assignment of Rights; Duty to Assist; Power of Attorney. Employee hereby assigns, transfers and conveys to Kontoor any rights, title and interests that Employee may have or acquire in such Inventions, and agrees that all such Inventions, including all patents, copyrights, trademarks, and other rights connected thereto, shall be the sole property of Kontoor. This assignment of rights includes, without limitation, any rights, title and interests of Employee arising from any prior work and Inventions during Employee’s employment with Kontoor, whether such employment occurs prior to or after the date of this Agreement. Employee agrees that all copyrightable works created by Employee in the course of employment shall be considered “works made for hire”. To the extent that any Invention is determined by a court of competent jurisdiction not to constitute a “work made for hire” as a matter of law, Employee hereby assigns to Kontoor all of his or her rights, title and interests therein, throughout the world, whether such interest arises under patent law, copyright law, trademark law, or otherwise. Without limiting the generality of the preceding sentence, Employee hereby authorizes Kontoor to make any desired changes to any part of any Invention, to combine it with other materials in any manner desired, and to withhold Employee’s identity in connection with any distribution or use thereof alone or in combination with other materials. At the request of Kontoor, either during the term of employment or at any time thereafter, Employee shall promptly and without additional compensation assist Kontoor in every proper way to obtain and from time to time to enforce patents, copyrights, trademarks, and other rights and protections relating to such Inventions in any and all countries, and to that end Employee will execute all documents for use in applying for and obtaining such patents, copyrights, trademarks, and other rights and protections on and enforcing such Inventions, as Kontoor deems necessary or desirable, together with any assignments thereof to the Company or persons designated by it. In the event that Kontoor is unable, after reasonable effort, to secure Employee’s signature on any document or documents needed to apply for or prosecute any patent, copyright, trademark, or other right or protection relating to any Invention because of Employee’s physical or mental incapacity, Employee hereby irrevocably designates and appoints the Company and its duly authorized officers and agents as Employee’s agent and attorney-in-fact, to act for and in Employee's behalf and stead to execute and file any such applications or documents and to do all other lawfully permitted acts to further the prosecution and issuance of patents, copyrights, trademarks, or similar protections thereon with the same legal force and effect as if executed by Employee. Employee expressly acknowledges, stipulates and agrees that the foregoing power of attorney is coupled with an interest, is therefore irrevocable and shall survive the death or incompetency of Employee. (c) Employee’s Prior Related Inventions. Employee shall, within seven (7) days after signing this Agreement, provide a written listing of all inventions, patent rights, copyrights, trademark rights, trade secret rights and other intellectual property rights that were made by Employee prior to Employee’s employment with Kontoor (collectively referred to as the “Prior Inventions”), if any, that (i) belong to Employee, and (ii) that relate to the Company’s business, products, or research and development, and (iii) that are not assigned to the Company hereunder. Employee represents and warrants to Kontoor that unless contained in a such list provided to the Company, no such Prior Inventions exist as of the date of this Agreement. If, in the course of Employee’s employment with the Company, Employee incorporates or has incorporated into Kontoor property or Inventions any Prior Inventions owned by Employee or in which Employee has an interest, the Company is hereby granted and shall have a nonexclusive, royalty-free, irrevocable, perpetual, worldwide license to make, have made, offer for sale, distribute, prepare derivative works, perform, display, disclose, use, sell, and otherwise exploit such Prior Inventions as part of or in connection with such Company property or Inventions. (d) Acknowledgement. Employee acknowledges and agrees that the provisions of this Paragraph do not obligate Employee to assign or offer to assign to Kontoor any of Employee’s rights in any intellectual property or invention for which no equipment, supplies, facilities or Confidential Information or trade secrets of the Company was used and which was developed entirely on Employee’s own time, unless (1) the intellectual property or invention relates (A) directly to the business of the Company or (B) to the Company’s actual or demonstrably anticipated research or development, or (2) the intellectual property or invention results from any work performed by Employee for the Company. Employee further acknowledges and agrees that the provisions of this Paragraph are not intended to require or cause Employee to assign any intellectual property that Employee has or may have and that cannot be assigned under applicable law.

8. Request for Review of Obligations Regarding Future Employment or Conduct: Employee acknowledges and agrees that this Agreement does not preclude Employee from engaging in employment or conduct that does not unfairly interfere with Kontoor’s protectable business interests. If Employee is uncertain as to whether Employee’s employment, conduct, or business enterprise may interfere with Kontoor’s protectable business interests in violation of this Agreement, Employee agrees to submit to Kontoor in writing a request to engage in said employment, conduct, or business enterprise, prior to commencing and/or engaging in any such employment, conduct, or business enterprise. Any such request must specifically refer to this Agreement. Kontoor agrees that it will respond to the request with reasonable promptness and that it will not unreasonably withhold permission to engage in the employment, conduct, or business enterprise specified in the request, regardless of the terms of the Agreement, if the employment, conduct, or business enterprise sought to be engaged in does not interfere with Kontoor’s protectable business interests. Any such permission granted by Kontoor must be in writing, shall extend only to the employment, conduct, or business enterprise specifically identified in the written request, and shall not otherwise constitute a waiver of Kontoor’s rights under the Agreement. And, to the extent Employee is covered by the NLRA, nothing in this subparagraph is intended (nor does it) prevent Employee from engaging in actual protected concerted activity under the NLRA, such as discussing applicable terms and conditions of employment, such as compensation and benefits and the like. 9. Enforcement: Employee understands and acknowledges that irreparable injury will result to Kontoor in the event Employee breaches the Restrictive Covenants. Employee also acknowledges and agrees that the damages or injuries which Kontoor sustains as a result of such a breach are difficult to ascertain and money damages alone would be an inadequate remedy for Kontoor. Employee therefore agrees that if a controversy arises concerning the rights or obligations contained in this Agreement or if Employee breaches any of the Restrictive Covenants, Kontoor shall be entitled to any injunctive, or other, relief necessary to enforce, prevent, or restrain any violation of this Agreement (without posting a bond or other security). Such relief, however, shall be cumulative and non-exclusive and shall be in addition to any other right or remedy to which Kontoor may be entitled. 10. Attorneys’ Fees and Costs: Employee also agrees that any breach by Employee of Employee’s obligations enumerated in this Agreement shall entitle Kontoor to reimbursement of all reasonable attorneys’ fees and costs incurred by the Company in enforcing this Agreement or taking action against Employee for breach of this Agreement. 11. Present and Future Employment: This Agreement shall not obligate Kontoor to employ Employee or continue Employee’s employment, nor will termination of Employee’s employment release Employee from the provisions of this Agreement. For avoidance of doubt, Employee and the Company agree that Employee is (and if previously employed remains) an at-will employee and each (Employee and Kontoor) retains their right to end the employment relationship with or without prior notice or reason. Employee also agrees that during employment with Kontoor and the two (2) year period following the Termination Date, Employee shall notify any other employer or prospective employer of the terms and restrictions of this Agreement. Employee also agrees that if Employee accepts employment with another employer, Kontoor may advise such employer of this Agreement and its terms. 12. Prior Obligations: By signing this Agreement, Employee acknowledges Employee has disclosed to the Company any and all post-employment obligations, including but not limited to non-compete, non- solicitation, nondisclosure, and/or confidentiality obligations, and any agreements containing same, with any other company, to which Employee may be subject at the time of Employee’s application for or employment with Kontoor.

13. Governing Law: The parties agree that this Agreement shall be governed by and construed in accordance with the laws of the state of North Carolina without giving effect to any conflicts of law provisions. The parties also agree that any action or suit brought by any party to enforce or adjudicate the rights of the parties to and under this Agreement shall be brought in the District Court for the Middle District of North Carolina assuming federal statutory jurisdictional requirements are met, or alternatively in the Guilford County, North Carolina state courts but only in the event federal statutory jurisdictional requirements cannot be met; these two Courts being the sole, exclusive, and mandatory venue(s) and jurisdiction(s) for any disputes between the parties arising from or relating to this Agreement. If any action is filed, by any party, relating to a breach of this Agreement and/or enforcement of this Agreement, Employee expressly waives any claim that the District Court for the Middle District of North Carolina and/or the Guilford County, North Carolina state courts lacks personal jurisdiction or is an inconvenient forum. 14. Benefit: This Agreement shall be binding upon and inure to the benefit of and shall be enforceable by and against the Company, its successors and assigns, and Employee, Employee’s heirs, beneficiaries, and legal representatives. 15. Severability: In the event that any provision or clause of this Agreement shall be held to be invalid or unenforceable for any reason whatsoever, it is agreed, to the extent permitted by law, that such invalidity or unenforceability shall not affect any other provision or clause of this Agreement and the remaining covenants, restrictions, and provisions herein shall remain in full force and effect, and any court of competent jurisdiction may so modify the objectionable provision as to make it valid, reasonable, and enforceable. 16. Sale, Consolidation, or Merger: In the event of a sale of the stock of Kontoor and/or any one or more entities comprised within the definition of Kontoor, consolidation or merger of Kontoor, and/or any one or more entities comprised within the definition of Kontoor, with or into another corporation or entity, or the sale or spinoff of substantially all of the operating assets of Kontoor, and/or any one or more entities comprised within the definition of Kontoor, to another corporation, entity, or individual, the successor in interest shall be deemed to have assumed all rights, privileges, duties, and liabilities of Kontoor, and/or the relevant entities comprised within the definition of Kontoor, under this Agreement. 17. Notice: Any notice to be given hereunder shall be deemed sufficient if addressed in writing, and delivered by registered or certified mail or delivered personally, in the case of Kontoor to its principal business office and in Employee’s case, to Employee’s address appearing on Kontoor’s records, or to such other address as Employee may designate in writing to Kontoor. 18. Counterparts: This Agreement may be executed in two or more counterparts. Each counterpart shall be considered an original and all such counterparts shall constitute a single agreement binding upon the parties. Further, this Agreement may be signed and delivered by means of facsimile or scanned pages via electronic mail, and such scanned or facsimile signatures shall be treated in all manner and respects as an original signature and shall be considered to have the same binding legal effect as if it were an original signature, and no party may raise the use of facsimile or scanned signatures as a defense to the formation of this Agreement. 19. Prior Agreements: This Agreement supersedes and cancels any prior oral or written agreements or understandings between the parties regarding company property, non-disclosure of information, and/or non-solicitation of employees, but does not impact or invalidate any other agreements between the parties. 20. Amendment: The parties agree that this Agreement or the obligations hereunder may only be amended or modified by written agreement signed by Employee and a duly authorized officer of Kontoor.

21. Waiver: The failure of either party to insist, in any one or more instances, upon performance of the terms or conditions of this Agreement, and/or the waiver of a breach of any provision hereof, shall not be construed as a waiver of other breaches of the same or other provisions of the Agreement and/or a relinquishment of any right granted hereunder or of the future performance of any such term, covenant, or condition. 22. Representations: Employee represents and warrants that Employee is free to enter into this Agreement and is not currently subject to any agreement or other obligation that would prevent Employee from engaging in the duties and responsibilities associated with their employment on behalf of the Company. EMPLOYEE, BY SIGNING BELOW, HEREBY ACKNOWLEDGES HAVING READ THIS AGREEMENT AND THE PLAN AND HAVING RECEIVED COPIES THEREOF. KONTOOR BRANDS, INC. EMPLOYEE Signature: _______________________ Signature: _______________________ Name: _______________________ Date: _______________________ Title: _______________________